Exhibit 11(a)









                       CONSENT OF INDEPENDENT ACCOUNTANTS





To the Board of Trustees of
Ivy Fund

We hereby consent to the inclusion in Item 24 to Part C of Post-Effective Amendment No. 101 to the Registration Statement on Form N-1A (File No. 2-17613, hereafter the "Registration Statement") of Ivy Fund of our report dated October 26, 1998, on our audit of the Statement of Assets and Liabilities as of October 20, 1998 of Ivy US Blue Chip Fund appearing in the Registration Statement. We also consent to the reference to our Firm under the caption "Auditors" in the Statement of Additional Information.

PRICEWATERHOUSECOOPERS LLP

Ft. Lauderdale, Florida

October 28, 1998